Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Dean Foods Company (“Dean Foods”) reflect the impact of the spin-off of The WhiteWave Foods Company (“WhiteWave”). On May 23, 2013, we completed our previously announced spin-off of WhiteWave through a tax-free distribution to our stockholders of an aggregate of 47,686,000 shares of WhiteWave Class A common stock and 67,914,000 shares of WhiteWave Class B common stock as a pro rata dividend on the shares of Dean Foods common stock outstanding at the close of business on the record date of May 17, 2013. Each share of Dean Foods common stock received 0.25544448 shares of WhiteWave Class A common stock and 0.36380189 shares of WhiteWave Class B common stock in the distribution.

Following the distribution, Dean Foods continues to hold 34,400,000 shares of WhiteWave’s Class A common stock, or approximately 19.9% of the economic interest in WhiteWave’s capital stock (4.4% of the voting power with respect to the election and removal of directors), which, subsequent to the spin-off, will be accounted for using the fair value method of accounting for available-for-sale securities in accordance with Accounting Standards Codification (“ASC”) Topic 320, “Investments – Debt and Equity Securities.” We expect to dispose of these shares within 18 months of the distribution in one or more tax-free transactions. Any such disposition is subject to various conditions, including Board approval, the receipt of any necessary regulatory or other approvals, the maintenance of the private letter ruling from the IRS and the existence of satisfactory market conditions. There can be no assurance as to when any disposition of our remaining investment in the common stock of WhiteWave will be completed, if at all. Following the spin-off, WhiteWave’s operating results will be presented as discontinued operations, beginning with the Unaudited Condensed Consolidated Financial Statements contained in our Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2013.

In connection with the spin-off, we have proportionately adjusted the number and exercise prices of certain options, restricted stock units (“RSUs”) and phantom shares granted to Dean Foods employees that were outstanding at the time of the spin-off to maintain the aggregate intrinsic value of such awards at the date of the spin-off, pursuant to the terms of these awards. The conversion ratio was determined based on the 5-day volume weighted-average trading prices for Dean Foods common stock and WhiteWave common stock for the period ended on the second trading day preceding the spin-off and, therefore, the ratio used to adjust these awards differs from the conversion ratio that would have resulted had the ratio been calculated based on the Dean Foods stock price immediately following the spin-off. As a result of this modification, we expect to record additional stock compensation expense related to these awards during the three months ending June 30, 2013 (for vested awards) and over the remaining vesting period (for unvested awards). We do not expect these charges to have a material impact on our financial position, results of operations or cash flows and such charges are not reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements included below.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet of Dean Foods as of March 31, 2013 is presented as if the spin-off of WhiteWave occurred on March 31, 2013. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2013 and for each of the years ended December 31, 2012, 2011 and 2010 are presented as if the spin-off occurred on January 1, 2010 and exclude results from discontinued operations.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for illustrative purposes only and are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the spin-off been completed as of the dates presented, and should not be taken as representation of our future consolidated results of operations or financial condition. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon, and should be read in conjunction with, our historical Consolidated Financial Statements and related notes included in our Annual Report on Form 10-K for the years ended December 31, 2012, 2011 and 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013.

The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared to remove WhiteWave’s assets, liabilities and results of operations, and to reflect the tax-free distribution to our stockholders of approximately 66.8% of WhiteWave’s outstanding capital stock, which represents 92.7% of the voting power with respect to the election and removal of directors (and does not include the now 2.9% voting power attributable to the 23 million shares of WhiteWave Class A common stock that were issued in connection with the WhiteWave IPO), and our retention of approximately 19.9% of the economic interest of WhiteWave’s capital stock. A full description of all pro forma adjustments is included below.

Dean Foods Company

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands)

	As of March 31, 2013
	As Reported	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$76,410	$(57,341	) (a)	$19,069
Receivables, net	966,880	(146,333	) (a) (c)	820,547
Inventories	433,326	(145,870	) (a)	287,456
Deferred income taxes	76,703	(20,058	) (a)	56,645
Prepaid expenses and other current assets	54,451	(20,308	)(a)	34,143
Investment in WhiteWave common stock	—	587,208	(b)	587,208

Total current assets	1,607,770	197,298		1,805,068
Property, plant and equipment, net	1,812,908	(618,032	) (a)	1,194,876
Goodwill	847,487	(760,646	) (a)	86,841
Deferred income taxes	30,723	19,213	(a)	49,936
Identifiable intangible and other assets, net	714,246	(385,918	) (a)	328,328

Total	$5,013,134	$(1,548,085)		$3,465,049

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,062,823	$(252,933	) (a) (c)	$809,890
Income taxes payable	441,960	14,568	(a) (d)	456,528
Current portion of long-term debt	15,000	(15,000	) (a)	—
Current portion of litigation settlement	20,000	—		20,000

Total current liabilities	1,539,783	(253,365)		1,286,418
Long-term debt	1,782,518	(729,050	) (a)	1,053,468
Deferred income taxes	247,492	(213,493	) (a)	33,999
Other long-term liabilities	419,275	(54,266	) (a) (d)	365,009
Litigation settlements	54,230	—		54,230
Commitments and contingencies
Stockholders’ equity:
Dean Foods Company stockholders’ equity	852,394	(180,469	) (e)(f)	671,925
Non-controlling interest	117,442	(117,442	) (e)	—

Total stockholders’ equity	969,836	(297,911)		671,925

Total	$5,013,134	$(1,548,085)		$3,465,049

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Dean Foods Company

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share data)

	Three Months Ended March 31, 2013
	As Reported	Pro Forma Adjustments (g)	Pro Forma

Net sales	$2,878,776	$(586,346)	$2,292,430
Cost of sales	2,165,000	(367,802)	1,797,198

Gross profit	713,776	(218,544)	495,232
Operating costs and expenses:
Selling and distribution	465,935	(125,938)	339,997
General and administrative	135,194	(50,230)	84,964
Amortization of intangibles	1,672	(722)	950
Facility closing and reorganization costs	5,610	—	5,610
Impairment of long-lived assets	33,915	—	33,915

Total operating costs and expenses	642,326	(176,890)	465,436

Operating income	71,450	(41,654)	29,796
Other (income) expense:
Interest expense	64,373	(4,724)	59,649
Other (income) expense, net	(55)	220	165

Total other expense	64,318	(4,504)	59,814

Income (loss) from continuing operations before income taxes	7,132	(37,150)	(30,018)
Income taxes	3,597	(12,875)	(9,278)

Income (loss) from continuing operations	3,535	(24,275)	(20,740)
Net income attributable to non-controlling interest	(3,192)	3,192 (e)	—

Income (loss) from continuing operations attributable to Dean Foods Company	$343	$(21,083)	$(20,740)

Average common shares:
Basic	186,021,192		186,021,192
Diluted	187,509,413		186,021,192 (i)

Earnings (loss) per common share from continuing operations attributable to Dean Foods Company (h):
Basic	$—		$(0.11)
Diluted	—		(0.11)

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Dean Foods Company

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share data)

	Year Ended December 31, 2012
	As Reported	Pro Forma Adjustments (g)	Pro Forma

Net sales	$11,462,277	$(2,187,615)	$9,274,662
Cost of sales	8,562,279	(1,382,876)	7,179,403

Gross profit	2,899,998	(804,739)	2,095,259
Operating costs and expenses:
Selling and distribution	1,912,588	(493,057)	1,419,531
General and administrative	555,012	(142,055)	412,957
Amortization of intangibles	6,283	(2,525)	3,758
Facility closing and reorganization costs	55,787	—	55,787
Other operating income	(57,459)	—	(57,459)

Total operating costs and expenses	2,472,211	(637,637)	1,834,574

Operating income	427,787	(167,102)	260,685
Other (income) expense:
Interest expense	164,572	(13,983)	150,589
Other income, net	(707)	(957)	(1,664)

Total other expense	163,865	(14,940)	148,925

Income from continuing operations before income taxes	263,922	(152,162)	111,760
Income taxes	146,509	(58,564)	87,945

Income from continuing operations	117,413	(93,598)	23,815
Net income attributable to non-controlling interest	(2,419)	2,419 (e)	—

Income from continuing operations attributable to Dean Foods Company	$114,994	$(91,179)	$23,815

Average common shares:
Basic	184,750,755		184,750,755
Diluted	186,131,823		186,131,823

Earnings per common share from continuing operations attributable to Dean Foods Company (h):
Basic	$0.62		$0.13
Diluted	0.62		0.13

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Dean Foods Company

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share data)

	Year Ended December 31, 2011
	As Reported	Pro Forma Adjustments (g)		Pro Forma

Net sales	$11,641,191	$(1,925,444)		$9,715,747
Cost of sales	8,861,574	(1,243,261)		7,618,313

Gross profit	2,779,617	(682,183)		2,097,434
Operating costs and expenses:
Selling and distribution	1,878,372	(422,351)		1,456,021
General and administrative	585,288	(111,486)		473,802
Amortization of intangibles	7,616	(2,619)		4,997
Facility closing and reorganization costs	45,688	—		45,688
Litigation settlement	131,300	—		131,300
Goodwill impairment	2,075,836	—		2,075,836
Other operating (income) loss	6,561	(20,346)		(13,785)

Total operating costs and expenses	4,730,661	(556,802)		4,173,859

Operating loss	(1,951,044)	(125,381)		(2,076,425)
Other (income) expense:
Interest expense	190,912	(13,463)		177,449
Other income, net	(1,915)	(122)		(2,037)

Total other expense	188,997	(13,585)		175,412

Loss from continuing operations before income taxes	(2,140,041)	(111,796)		(2,251,837)
Income taxes	(489,588)	(33,967)		(523,555)

Loss from continuing operations	(1,650,453)	(77,829)		(1,728,282)
Net loss attributable to non-controlling interest	16,550	(16,550	) (e)	—

Loss from continuing operations attributable to Dean Foods Company	$(1,633,903)	$(94,379)		$(1,728,282)

Average common shares:
Basic	183,388,220			183,388,220
Diluted	183,388,220			183,388,220

Loss per common share from continuing operations attributable to Dean Foods Company (h):
Basic	$(8.91)			$(9.42)
Diluted	(8.91)			(9.42)

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Dean Foods Company

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2010
	As Reported	Pro Forma Adjustments (g)		Pro Forma

Net sales	$10,820,237	$(1,726,264)		$9,093,973
Cost of sales	8,063,932	(1,115,773)		6,948,159

Gross profit	2,756,305	(610,491)		2,145,814
Operating costs and expenses:
Selling and distribution	1,816,958	(399,222)		1,417,736
General and administrative	601,177	(114,380)		486,797
Amortization of intangibles	8,342	(2,558)		5,784
Facility closing and reorganization costs	30,761	—		30,761
Litigation settlement	30,000	—		30,000

Total operating costs and expenses	2,487,238	(516,160)		1,971,078

Operating income	269,067	(94,331)		174,736
Other (income) expense:
Interest expense	191,205	(13,774)		177,431
Other (income) expense, net	217	(365)		(148)

Total other expense	191,422	(14,139)		177,283

Income (loss) from continuing operations before income taxes	77,645	(80,192)		(2,547)
Income taxes	46,153	(28,328)		17,825

Income (loss) from continuing operations	31,492	(51,864)		(20,372)
Net loss attributable to non-controlling interest	8,735	(8,735	) (e)	—

Income (loss) from continuing operations attributable to Dean Foods Company	$40,227	$(60,599)		$(20,372)

Average common shares:
Basic	181,799,306			181,799,306
Diluted	182,861,802			181,799,306 (i)

Earnings (loss) per common share from continuing operations attributable to Dean Foods Company (h):
Basic	$0.22			$(0.11)
Diluted	0.22			(0.11)

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Dean Foods Company

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Adjustments

a)	The adjustment reflects the elimination of assets and liabilities attributable to WhiteWave.
b)	Upon completion of the spin-off, we continue to hold 34.4 million shares of WhiteWave’s Class A common stock, or approximately 19.9% of the economic interest in WhiteWave’s capital stock. Subsequent to the spin-off, this investment will be accounted for using the fair value method of accounting for available-for-sale securities in accordance with ASC Topic 320. For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the value of our investment in WhiteWave was calculated using a stock price of $17.07 per share, which represents the closing stock price for WhiteWave’s Class A common stock on March 31, 2013. The difference between the cost basis of the investment and the fair value of the investment as of March 31, 2013 is recorded as a component of accumulated other comprehensive income in our Unaudited Pro Forma Condensed Consolidated Balance Sheet.
c)	At March 31, 2013, accounts receivable from WhiteWave of $5.4 million and accounts payable to WhiteWave of $9.9 million were treated as intercompany transactions which were eliminated in consolidation. The adjustment reflects these amounts as third-party balances in the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2013. Additionally, the adjustment includes a net payable of $5.2 million primarily related to certain liabilities associated with the Employee Matters Agreement between us and WhiteWave, which will be cash–settled following the completion of the spin-off.
d)	The adjustment includes a $20.2 million impact to income taxes payable and a $12.8 million impact to other long-term liabilities related to the tax impact of certain deferred intercompany transactions which were recognized upon the completion of the spin-off. Because these liabilities arose as a direct result of the spin-off of WhiteWave, we have reflected the pro forma impact of such liabilities in the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2013. The tax impact of these deferred intercompany transactions was not reflected as an adjustment to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, as it is a non-recurring charge related to the spin-off and will not have a continuing impact on the operations of Dean Foods.
e)	The adjustment reflects the elimination of the non-controlling interest activity and balances attributable to the portion of the economic interest in WhiteWave (which includes historical activity and balances attributable to WhiteWave’s former joint venture with Hero Group) that we did not own.
f)	The adjustment reflects the net effect of the pro forma adjustments to assets and liabilities described above. Additionally, the adjustment reflects the impact on accumulated other comprehensive income of the reclassification to interest expense of $63.3 million of accumulated losses ($38.9 million, net of tax) related to the $650 million notional value of interest rate swaps that were novated to WhiteWave in October 2012 in connection with the IPO. The recognition of these accumulated losses is a result of our determination that, upon completion of the spin-off, the underlying hedged forecasted transaction related to the novated swaps is no longer probable. The income statement impact of this transaction was not reflected as an adjustment to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, as it is a non-recurring charge related to the spin-off and will not have a continuing impact on the operations of Dean Foods.

The adjustment also includes an estimated $420.8 million of unrealized gain on our investment in WhiteWave, representing the difference between the fair value and the cost basis at March 31, 2013 of the retained 19.9% economic ownership of WhiteWave (as discussed in note (b) above).

g)	The adjustment reflects the elimination of the operations of WhiteWave as a result of the disposition. For purposes of this adjustment, WhiteWave’s estimated effective tax rates were used to calculate the estimated tax expense for each period presented.
h)	Earnings (loss) per common share from continuing operations attributable to Dean Foods includes the net income or loss attributable to non-controlling interest, as previously reported in the respective Annual Report on Form 10-K or Quarterly Report on 10-Q. For purposes of the pro forma financial information, earnings (loss) per common share from continuing operations attributable to Dean Foods excludes the net income or loss attributable to non-controlling interest as such non-controlling interest is directly attributable to the disposition.
i)	For the period presented, certain common stock equivalents were previously dilutive relative to our reported net income, but are excluded on a pro forma basis because the pro forma results reflect a net loss after removing the effect of WhiteWave’s financial results and therefore, the inclusion of such equivalents would have an anti-dilutive effect on pro forma loss per share.